EXHIBIT 99.1

O.I. Corporation Announces VAR Agreement with Agilent Technologies, Inc.

College Station, Texas, June 2, 2008 - O.I. Corporation (NASDAQ: OICO) today announced that it has entered into a Value Added Resellers ("VAR") agreement with Agilent Technologies, Inc. (NYSE: A), effective June 1, 2008. Under the new VAR agreement, OI will continue building custom analytical solutions by coupling OI's selective detector and sample-introduction technologies to the Agilent 7890 GC and 5975C MS systems.

"We are pleased with this change in the status of our relationship with Agilent, the market leader for gas chromatography solutions," stated Bruce Lancaster, OI's Chief Executive Officer. "This returns us to the VAR status we enjoyed from 1988 through 2001 as compared to our more recent OEM position. I am confident increased cooperation between our two companies will allow OI to increase its market position for custom GC solutions."

Craig Marvin, OI's Vice President of Sales and Marketing, further commented, "The change in status of our relationship with Agilent creates a positive working environment for field sales personnel from both organizations. The addition of OI's technology to the Agilent GC portfolio enables OI to provide creative analytical solutions that benefit the client base of both companies. We are enthusiastic about the future opportunities this change will open for our team."

About O.I. Corporation:

O.I. Corporation, dba O.I. Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases. Providing products used to digest, extract, and separate components of chemical mixtures, the Company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical. Headquartered in College Station, Texas, the Company's products are sold worldwide.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can sometimes be identified by our use of forward-looking words such as "may", "will," "anticipate," "believe," "expect," "project," or "intend". All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Copies of our filings with the Securities and Exchange Commission are available at www.sec.gov and at www.oico.com. Please refer to "Part 1, Item 1A - Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2007, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Visit the Company's worldwide web site at:

http://www.oico.com

Investor Relations:

Bruce Lancaster

Chief Executive Officer &

Chief Financial Officer

979.690.1711